As filed with the Securities and Exchange Commission on May 5, 2000 Registration No. 002-97360-A

FORM S-4

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIGHT MANAGEMENT GROUP, INC.
FORMALLY KNOWN AS:  TRITON ACQUISITION CORP.

(Name of small business issuer in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

6770 (Blank Checks)
(Primary Standard Industrial Classification Code)

592091510
(I.R.S. Employer Identification Number)

     3060 Mainway Drive, Suite 301, Burlington, Ontario, Canada L7M1A3; Telephone (905) 319-1111
     (Address and telephone number of Registrants principal executive offices and principal place of business)

CSC Services of Nevada
502 East John Street
Carson City, NV 89706
(775) 882-3072
(Name, address, and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company, and there is compliance with General Instruction G, check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.   [ ] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ____________________.

CALCULATION OF REGISTRATION FEE

Title of each                             Proposed             Proposed
class of                                  maximum              maximum            Amount of
securities to          Amount to be       offering price       aggregate             registration
be registered         registered (1)        per unit (12)      offering price       fee

Common shares         50,000              $6.00 US             $300,000 US         $792.00

(1) This Registration Statement relates to the securities of the Registrant to be issued to the shareholders of Light
Management Group, Inc. (Light) and Laser Show Systems Investments, LTD (United Kingdom) (Laser U.K.), pursuant to a Plan and Agreement of Merger, dated April 17, 2000 (2) Estimated solely for purposes of calculating the registration fee. The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

LIGHT MANAGEMENT GROUP, INC.

CROSS REFERENCE SHEET
(Showing Location in the Prospectus/Proxy of Information
Required by Items 1 through 19, Part I, of Form S-4)

Item in Form S-4     Prospectus/Proxy Caption

1.                   Front of Registration Statement and
                     Outside Front Cover of Prospectus
                     Facing Page of Registration Statement;
                     Outside Front Page of Prospectus
2.                   Inside Front and Outside Back Cover
                     Pages of Prospectus
                     Inside Front Cover Page of Prospectus;
                     Outside Back Page of Prospectus
3. Risk Factors, Ratio of Earnings and Fixed Charges and other information
                     Prospectus Summary; Risk Factors
4.                   Terms of Transaction
                     Prospectus Summary.  The Merger; The
                     Transaction; Tax Consequences
5.                   Pro Forma Financial Information
6.                   Material Contacts with Company Being Acquired
                     Management; Certain Transaction
7.                   Re-offering by Persons deemed Underwriters
                     Shares Eligible for Future Sale
8.                   Interest of Named Experts and Counsel
                     Experts; Legal Matters
9.                   Disclosure of Commission Position on
                     Indemnification for Securities Act Liabilities Indemnification of Directors and Officers
14.                     A. Description of Business
                           Light/Business

                        B. Description of Property
                           Properties

                        C. Legal Proceedings
                           Legal Proceedings

                        D. Changes in Accountants
                           Changes in and Disagreements with Accountants

17.                        Information regarding Laser UK
                           The Companies; Certain Transactions
                           Laser UK/Business
18. Information in Proxies, Consents or Authorizations are to be Solicited Proxy Information

TABLE OF CONTENTS                                     Page

Available Information                                 Inside
                                                      Front Cover
Prospectus/Proxy Summary                              4
The Companies                                         6
The Reorganization/Exchange-Summary                   7
Risk Factors                                          8
Terms of Transaction                                  10
Special Meeting                                       10
The Transaction                                       11
Tax Consequences                                      11
Pro Forma Financial Information                       11
Material Contacts with Company Being Acquired         11
Reoffering by Persons Deemed Underwriters             12
Interest of Named Experts and Counsel                 12
Disclosure of Commission Position on Indemnification
for Securities Act Liabilities                        12
Information with Respect to Registrant                13
Light Business                                        13
Dilution                                              13
Selected Financial Information                        14
Management                                            15
Principal Stockholders                                16
Market Price and Dividend Policy                      18
Description of Securities                             18
Litigation                                            19
Information with Respect to Laser UK                  19
Laser UK Business                                     19
Laser UK Information Regarding
Laser UK Securities                                   20
Laser UK Management                                   20
Laser UK Executive Compensation                       20
Laser UK Certain Transactions                         20
Proxy Information                                     20
Financial Statements                                  20

SUBJECT TO COMPLETION, DATED May 1, 2000
PROSPECTUS/PROXY STATEMENT
LIGHT MANAGEMENT GROUP, INC.
A Nevada Corporation

This Prospectus/Proxy relates to the proposed merger between LIGHT MANAGEMENT GROUP, INC. (LIGHT) and Laser Show Systems Investments (U.K.), LTD (Laser UK), pursuant to an Agreement and Plan of Merger ("Merger") dated April 17, 2000. The Merger authorizes the distribution of 50,000 unrestricted common shares of Light to Laser UK, and the distribution of 97,600 shares of Rule 144 restricted stock.


AN INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH
DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION OF THE BOOK VALUE
OF THE COMMON STOCK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO
CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE DILUTION AND RISK FACTORS.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS/PROXY. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus/proxy shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Prior to this registration, there has been no public market for the shares of Common Stock other than trading on the Over-the Counter Bulletin Board. See RISK FACTORS and DESCRIPTION OF SECURITIES. There can be no assurances that an active trading market will continue in the future. Additionally, Light is still required to maintain certain minimum criteria, of which there can be no assurance (See RISK FACTORS).

The date of this Prospectus/Proxy Statement is May 1, 2000


AVAILABLE INFORMATION
Light filed a Form 10QSB with the Securities and Exchange Commission (the Commission) on April 9, 1999, and is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the Exchange Act) and in accordance therewith will file reports, proxy statements and other information with the Securities and Exchange Commission (the Commission).
Reports and other information filed by Light can be inspected and copied at the public reference facilities maintained at the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material can be obtained upon written request addressed to the Commission, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company has filed with the Commission a registration statement on Form S-4 (herein together with all amendments and exhibits referred to as the Registration Statement) under the Securities Act of 1933, as amended (the Act) of which this Prospectus forms a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted in accordance with the rules and regulations of the Commission. For further information reference is made to the Registration Statement. Light's Form 10QSB is hereby incorporated herein by reference. This includes the following Exhibits:

3.1     Articles of Incorporation of Light
3.2     By-Laws of Light
4.1     Purchase Agreement and Plan of Merger
4.2     Consent of Directors of Laser Canada
4.3     Consent of Directors of Laser UK

Light will provide copies of its Form 10QSB and any exhibit upon request made to Light's offices, as identified herein.

ITEM 3.     PROSPECTUS/PROXY SUMMARY AND RISK FACTORS

The following summary is qualified in its entirety by reference to the more detailed information and the financial statements, including the notes thereto, appearing elsewhere in this Prospectus/Proxy. Each prospective investor is urged to read this Prospectus/Proxy in its entirety.

THE COMPANIES

Light Management Group, Inc. (Light) was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton
Acquisition Corp.   Our primary activity has been directed toward
growth through merger and acquisition of high technology companies that utilize the unique properties of light. Triton Acquisition Corp. was a vehicle designed to be acquired by a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board (OTC BB). Laser UK was incorporated in England and Whales on November 12, 1998.

Laser UK's primary activity has been contracting out its laser equipment to advertisers and companies in the entertainment field in Europe. Laser UK holds the patent on laser equipment, produced in Russia, which it currently uses for laser displays in the show industry. It contracts with companies to provide the display of advertisements as well as the production of laser shows throughout Europe.

Light, formally known as Triton Acquisition Corp., plans to expand its holdings through the merger and acquisition of promising high technology companies. Once the acquisitions have been deemed by the Board of Directors to be of such strength as to warrant a possible sale and/or distribution to become a self-standing publicly traded company.

Light's executive offices are located at 3060 Mainway Drive, Suite 301, Burlington, Ontario, Canada L7M1A3. (905) 319-1111

Laser UK's executive offices are located at 39 Wetherby Mansions, Earl Court Square, London, SW5 9BH. (+372) 6143-135

THE MERGER SUMMARY

Light has entered into an Agreement and Plan of Merger (Merger) with Laser UK. Laser UK has been acquired by Light through an exchange of shares with Laser UK, which has now been merged with and into Light.
The Merger requires Light to issue 50,000 shares of common stock from treasury, $.001 par value, to the existing shareholders of Laser UK for 100% of all shares of common stock of Laser UK, $0.01 par value. It also requires that Light issue 97,600 shares of unregistered, restricted stock (pursuant to Rule 144).

The Board of Directors of Light and Laser UK unanimously voted in favor of the Merger at a special meeting held March 17, 2000.

100% of the shareholders of Laser UK voted to approve the merger.

Securities Outstanding Prior to the Offering: Light Common Stock 16,177,424 Shares. Market value of shares as of April 17, 2000 was $4.00 per share.

Subsequent to the Offering: Light Common Stock 16,029,824 Shares

RISK FACTORS
THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE
INVESTMENT IN THE COMPANY.  EACH PROSPECTIVE INVESTOR SHOULD
CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS, AS WELL AS ALL OTHER INFORMATION SET FORTH ELSEWHERE IN THIS PROSPECTUS.

Dependence Upon Management. After the Merger, we will be substantially dependent upon the personal efforts and ability of our President, Secretary, and Directors, Barrington L. Simon, Bryan
Latimer and Ian Brock.

The loss or inability of Barrington L. Simon, Bryan Latimer and Ian Brock to perform any of their respective duties may have a serious adverse effect upon our activities and could significantly delay the achievements of our economic goals. (See MANAGEMENT).

There are no federal or state regulatory requirements which must be met in connection with this transaction.

         Under current Nevada law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

We will be subject to the periodic reporting requirements of the Exchange Act. Current reports will be required each time a reportable event occurs relating to our business affairs. Should we contemplate the acquisition of a significant amount of assets of another company or of the other company itself, it will be required to provide the Securities and Exchange Commission with certified financial statements of the company or companies to be acquired. No assurances can be given that such certified financial statements of a contemplated acquisition will be available to us. We may, therefore, be precluded from making such acquisition or acquisitions if the requisite financial information is unavailable or can only be obtained at excessive cost to us.

Subsequent to this Offering, there are no assurances that a public trading market shall continue to exist for the Common Stock of Light. There can be no assurances that a public trading market for the Common Stock will be sustained, although we anticipate that it will continue on the OTC BULLETIN BOARD.
Consequently, there can be no assurance that a regular trading market, other than OTC trading, for our securities will develop in the future. If a trading market does in fact develop for the securities offered hereby, there can be no assurance that it will be maintained. If for any reason such securities fail to maintain their listing on OTC BB, the listing is not maintained, or a public trading market ceases to exist, holders of such securities may have difficulty in selling their securities should they desire to do so.

Dilution.

With the completion of the Merger, the net tangible book value per share of Light's Common Stock will be $.03, which does not reflect any substantial increase in the Company's net book value.

Dividends.

Light as of the date of this registration has paid no dividends on its Common Stock since its inception. However, Light does intend to pay dividends on its Common Stock in the foreseeable future. Light hereby reserves the right to determine what if any distribution shall be considered a dividend, within the confines of state and federal law. Any earnings which Light may realize in the foreseeable future may be retained for the benefit of Light and to finance its economic growth (See DESCRIPTION OF SECURITIES).

Loss of Control of Laser UK by Present Shareholder After Offering.
Since the completion of the Merger, Laser UK's present shareholders own less than 1% of the shares issued and outstanding of the parent company Light. Accordingly, as a practical matter, Laser UK's present shareholders no longer are in a position to elect all of our directors and control its policies. (See DILUTION, and PRINCIPAL SHAREHOLDERS).

Shares Available for Resale.

The 50,000 shares of our Common Stock will be free trading securities and, in the future, may be sold in compliance with Rule 144 adopted under the Securities Act, as amended. Possible or actual sales of our Common Stock by present shareholders under Rule 144 may have a depressive effect on the price of our Common Stock in any market which is in existence or may develop (See DILUTION and CERTAIN TRANSACTIONS).

ITEM 4.     TERMS OF TRANSACTION
THE SPECIAL MEETING

If necessary, a special meeting of the shareholders of Light and Laser UK will be held at the executive offices of Light at 3060 Mainway
Drive, Suite 301, Burlington, Ontario, Canada L7M 1A3, on May 30, 2000, at 12 noon, Eastern Standard Time.

At the special meeting, holders of Light/Laser UK shares will affirm and vote upon (i) a proposal to adopt the Agreement and Plan of Merger attached as Schedule A to this Prospectus/Proxy
(the Merger) providing for Laser UK merger with and into Light, the issuance to Laser UK shareholders of 50,000 common shares of Light issued from treasury, and 97,600 shares of restricted stock of Light for 100% of Laser UK's issued and outstanding capital structure, in connection therewith, (ii) any other matters that may properly come before the special meeting.

The record date for the special meeting is May 30, 2000
(the Record Date).

The vote of the holders of a majority of the outstanding shares of Light and Laser UK's Common Stock entitled to vote shall be taken to affirm and adopt in its entirety the Merger Agreement.

All shares of Light and Laser UK's Common Stock represented at the special meeting by properly executed proxies received prior to or at the special meeting, and not revoked, will be voted in accordance
with the instructions indicated on such proxies.   If no
instructions are indicated, such proxies will be voted for the adoption of the Merger Agreement.

Any proxy given may be revoked by the person giving it at any time, without affecting any vote previously taken, by (i) giving notice to the Secretary of Laser UK in writing or in open meeting or (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of Laser UK before the taking of the vote at the special meeting. Any written notice of revocation or subsequent proxy should be sent and delivered to Light or Laser UK as the case may be, Attention: Secretary, or hand delivered to the Corporate Secretary at or before the taking of the vote at the special meeting.

THE TRANSACTION

Laser UK has exchanged 100% of its issued and outstanding common shares for 50,000 common shares of Light, issued from Light's authorized but unissued treasury stock and 97,600 shares of restricted common stock of Light, pursuant to Rule 144 . Laser UK is merged with and into Light.

In accordance with the Merger Agreement, on its effective date, the officers and directors of Laser UK resigned, and were replaced by Barrington L. Simon, Bryan Latimer and Ian Brock who shall remain as officers and directors of Light.

On the effective date of the Merger Agreement, each of the outstanding shares of Laser UK common stock were exchanged for 50,000 shares of Light common stock and 97,600 Rule 144 restricted shares of Light's common stock. After the Merger, there are 16,029,824 shares of Light shares outstanding.

Light decided to proceed with this merger in order to acquire the equipment and patent rights owned by Laser UK.

There are no material differences in the rights of security holders in either company.

The business combination will be accounted for as a purchase in accordance with Generally Accepted Accounting Principals.

TAX CONSEQUENCES

The Reorganization contemplated by this Agreement is intended to qualify as a tax-free reorganization, as contemplated by Section
368(A) of the Internal Revenue Code of 1986, as amended.

ITEM 5.     PRO-FORMA FINANCIAL INFORMATION

Please see attached audited financial statements for Light.

ITEM 6.     MATERIAL CONTACTS WITH COMPANY BEING ACQUIRED

Pursuant to the Agreement and Plan of Merger with Laser UK, 100% of the outstanding common stock of Laser UK has been exchanged for shares of Light's common stock based on a value of $6.00 US per share for 50,000 shares, and $4.10 per share for 97,600 restricted shares.

ITEM 7.     REOFFERING BY PERSONS DEEMED UNDERWRITERS

Since the consummation of this Merger, Light has 16029,824 shares of Common Stock outstanding. Of these shares, 50,000 shares issued in the Merger Agreement are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares purchased by an affiliate of the Company (in general, a person who has a control relationship with us) which will be Subject to the limitations of Rule 144 adopted under the Act. 97,600 shares will be restricted pursuant to said Rule 144.

ITEM 8.     INTEREST OF NAMED EXPERTS AND COUNSEL

     No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer or employee of the small business issuer.

ITEM 9. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

The bylaws of Light do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The Articles of Association of Laser UK do provide for such indemnification, and management intends that the bylaws of each company shall provide for indemnification of officers and directors to the extent permitted by Nevada law for Light and by Canadian law for Laser UK.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations.

Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, Director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him. Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 14.     INFORMATION WITH RESPECT TO REGISTRANT
LIGHT'S BUSINESS

Light was organized under the laws of the State of Nevada on April 20, 1998 under the name Triton Acquisition Corp. The Board of Directors of Triton Acquisition Corp. changed its name to Light Management Group, Inc. at a special meeting of the Board held on May 19, 1999. Since inception, Light's primary activity has been directed to organizational efforts. Triton Acquisition Corp. was designed as a vehicle to acquire a private company desiring to become an SEC reporting company in order thereafter to secure a listing on the over the counter bulletin board.

DESCRIPTION OF PROPERTY

     LMG is currently leasing all facilities, other than home offices for sales representatives of the various operating units. The Company currently maintains Canadian offices in Burlington, Ontario and Vancouver, British Columbia. The Company's executive offices are located in Burlington, Ontario, Canada.

DILUTION

The difference between the initial public offering price per share of Common Stock and the pro forma net tangible book value per share after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

At December 31, 1999, we had outstanding an aggregate of 16029,824 shares of Common Stock having an aggregate net tangible book value of $471,565 or $.03 per share. After giving effect to the 147,600 shares to be issued in connection with the Merger, the pro forma net tangible book value of the Common Stock would substantially the same, not reflecting a noticeable increase or decrease in the net tangible book value of the Common Stock.

Additionally, Light may, in the future, issue shares of its Common Stock for whatever business purposes we deem valid. Such issuances of shares of Common Stock, including shares issuable pursuant to a company stock option plan, may result in a further dilution of the interest of our shareholders as well as the percentage of ownership of purchasers of shares in this Offering.

SELECTED FINANCIAL INFORMATION

The following summary financial information has been summarized from the Company's Financial Statements included elsewhere in this Prospectus/Proxy. The information should be read in conjunction with the Financial Statements and the related Notes thereto. See

FINANCIAL STATEMENTS.



LIGHT MANAGEMENT GROUP, INC.
YEAR ENDED DECEMBER 31, 1999

                                                  1998               1999


SUMMARY OF OPERATING REVENUES                       $  0.00          $ 1,061,572.00

General, selling and administrative expenses     $ 1,631.00             $664,159.00

Net profit per common share                           $0.00                 $ (0.01)

Total assets                                        $  0.00          $ 2,037,589.00


MANAGEMENT

As of December 31, 1999, the Board of Directors and officers consisted of Barrington L. Simon, Bryan Latimer and Ian Brock.

Name / Title / Address               Age          Start of Term            Start of Term on
                                                                           on Light Board          Laser UK Board
===========================================================================================
Barrington L. Simon                  53             May 19, 1999          April 17, 2000
President; Chief Executive
Officer and Director
3060 Mainway, Suite 310
Burlington, Ontario Canada
L7M1A3

Bryan Latimer                        34             May 19, 1999          April 17, 2000

Ian Brock                            61             May 19, 1999          April 17, 2000


BARRINGTON L. SIMON

Mr. Simon has been President and Chief Executive Officer and Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Liebow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the ownership of our Common Stock (i) before the Merger as of the date of this Prospectus, and (ii) as adjusted to reflect the shares issued in the Merger, by each person who is known by the Company to own more than 5% of our outstanding Common Stock; each of our directors; and directors of the Company as a group:

Security ownership of certain beneficial owners Security ownership of certain beneficial owners-LIGHT MANAGEMENT GROUP, INC. as of December 31, 1999/Pre-Merger

Title of          Name/Address of Owner                         Shares          Percent of Class
Class                                                                           Beneficially
                                                                                Owned
================================================================================================
Common            Barrington L. Simon                           4,786,023       29.5%
                  3060 Mainway, Suite 310
                  Burlington, Ontario Canada L7M1A3

Common            Bryan Latimer                                   300,000        1.8%
                  967 Glenwood Avenue
                  Burlington, Ontario
                  Canada L7L 2K1

Common            Ian Brock                                        20,000       Less than 1%
                  2164 Alconbury Cres
                  Burlington, Ontario
                  Canada L7P 3C4

Common            Officers and Directors                        5,106,023       31.5%
                  (3 person)


Post-Merger/shown in common stock of the new company

Title of          Name/Address of Owner               Shares                Percent of Class
Class                                                                       Beneficially
                                                                            Owned
=============================================================================================
Common            Barrington L. Simon                 4,786,023             29.8%
                  3060 Mainway, Suite 301
                  Burlington, Ontario Canada
                  L7M1A3

Common            Bryan Latimer                         300,000              1.9
                  967 Glenwood Avenue
                  Burlington, Ontario
                  Canada  L7L 2K1

Common            Ian Brock                              20,000             Less than 1%
                  2164 Alconbury Cres.
                  Burlington, Ontario
                  Canada   L7P 3C4

Common            Officers and Directors              5,106,023             31.8%
                      (3 individuals)


Resumes of Post-Merger Officers and Directors

BARRINGTON L. SIMON

Mr. Simon has been President and Chief Executive Officer and Director of the Issuer since May 19, 1999. Since 1996 to present, he has been the President of Omega Financial Services, Inc. a Southern Ontario financial planning services firm. Mr. Simon attended a general business degree program at the Stratford Technical College England. Upon immigration to Canada he received recognition and the designation Certified General Account. Mr. Simon has worked for many reputable companies such as Mercantile Bank of Canada (currently known as Citibank), Halton Credit Union, Colortron Photo Services, Taylor Leibow Chartered Accountant and PPG Canada Limited. In addition to working for the above companies, he has owned and operated his own financial services company.

BRYAN LATIMER

Mr. Latimer, has successfully owned and operated an automobile dealership specializing in the exportation of vehicles, fleet leasing and specialty application vehicles. In addition to being a member of the Chamber of Commerce of Burlington Ontario Canada, Mr. Latimer is registered with the Ontario Minister of Consumer and Commercial Relations, currently known as the OMVIC. Prior to owning his business, Mr. Latimer worked for Daymond Vynal Products, a division of Red Path Sugar, as a distribution coordinator. Mr. Latimer is married with three children and stables standard bred horses.

IAN BROCK

Mr. Brock comes to the Company with a strong sales background working with such companies as York International, as Sales Manager, GE Technical, as Sales Manager, Phillips Industries Engineered Productions, as Sales Engineer and American Standard Engineered Productions, as Sales Engineer. Mr. Brock is currently Pastor of the Brock Faith Ministries in Ontario Canada. He is married with two children.

MARKET PRICE AND DIVIDEND POLICY

Registrants common stock is traded at a value of approximately four US dollars ($4.00) at close of market April 17, 2000.
The Registrant has never paid a cash dividend, however, Light does anticipate that it will, at some undetermined point in the future, declare a dividend distribution. The value, if any, of the distribution has not been determined and the mere inclusion of this intent to declare a distribution should not in any way be construed as giving a value to such dividend.

DESCRIPTION OF SECURITIES

Light Common Stock. The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders.

There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50 percent of the shares have the ability to elect the directors. The holders of Common Stock are entitled to receive dividends when, as, and if declared by the Board of Directors out of assets legally available therefor. In the event of liquidation, dissolution or winding up of the Company the holders of Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference. The Common Stock. Holders of shares of Common Stock, as such, have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to the Common Stock. All of the outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued against the consideration set forth in this Prospectus, will be, fully paid and nonassessable. The Company's Certificate of Incorporation, as amended, authorizes 100,000,000 shares of $.001 par value Common Stock, of which 16,988,510 shares were issued and outstanding as of September 30, 1999. All of the issued and outstanding shares of Common Stock are fully paid, validly issued and non-assessable.

Transfer Agent. The Transfer Agent and Registrar for the Common
Stock is General Securities Transfer Agency, Inc. a Stock Transfer Company located at 3614 Calle del Sol NE, Albuquerque.
Warrants.  No Light warrants are outstanding.

LITIGATION

No material legal proceedings are pending to which Light or any of its property is subject and to the knowledge of Light, there are no other proceedings threatened.

CHANGES IN ACCOUNTANTS

Registrant's independent accountant, S.W. Hatfield, CPA, resigned, effective December 10, 1999. The change in accountants was not recommended or approved by the Board of Directors.

Registrant has retained the services of James E. Slayton, CPA, 2858
West Market Street, Suite C, Fairlawn, OH 44333, as the principal
independent accountant, effective January 20, 2000.   See registrant's Form 8-k
incorporated herein by reference.

ITEM 17.     INFORMATION WITH RESPECT TO LASER UK

LASER UK/BUSINESS

Laser UK was incorporated in England and Whales on November 12, 1998. Laser UK holds the patent on laser equipment, produced in Russia, which it currently uses for laser displays in the show industry. It contracts with companies to provide the display of advertisements as well as the production of laser shows through Europe.

INFORMATION REGARDING LASER UK SECURITIES
===============================================================================
Laser UK's stock is not traded.

As of April 16, 2000, Laser UK had 3 shares of common stock outstanding. Laser UK has never paid a cash dividend and has no present intention of so doing.

There are no recent sales of Laser UK's unregistered securities to be reported.

LASER UK MANAGEMENT

ARKADI ROZENCHTEIN, Ph.D (Physics).

Dr. Rozenchtein has 27 years of science and research and development experience with the Academy of Science. He has published 52 science articles, as well as a science monography and has 8 years of experience in the business. Dr. Rozenchtein attended 3 years at a special physical school and obtained a gold medal, attended Tashkent State University, Uzbekistan, Physical department for three years, and specializes in lasers, laser optics, laser diagnostics of aerodynamic processes, obtaining her Ph.D in 1978. She has been a director and co-owner of Laser UK since 1998.

LASER UK EXECUTIVE COMPENSATION

Laser UK has not entered into employment agreements with any of its employees.

LASER UK CERTAIN TRANSACTIONS

There are no transactions required to be reported pursuant to this item.

ITEM 18.     PROXY INFORMATION

FINANCIAL STATEMENTS

Financial Statements-Light

Reports of Independent Auditor, Dated December 31, 1999.

Balance Sheets as of and for the Period Ended September 30, 1999.

Statement of Operation for the years ended two years and for the period ended September 30, 1999.

No dealer, salesman or other person has been authorized to give any information or to make any representations not contained in this Prospectus and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.
 This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to make such offer or solicitation in such jurisdiction.

     PART II

ITEM 20.     INDEMNIFICATIONS OF OFFICERS AND DIRECTORS

The bylaws of Light do provide for the indemnification of any director, officer, employee or agent of the issuer, or any person serving in such capacity for any other entity or enterprise at the request of the issuer against any and all legal expenses (including attorneys fees), claims and liabilities arising out of any action, suit or proceeding, except an action by or in the right of the issuer. The Articles of Association of Laser UK also provide for such indemnification, and management intends that the bylaws of the surviving post-merger entity shall provide for indemnification of officers and directors to the extent permitted by Nevada law.

Nevada law provides liberal indemnification of officers and directors of Nevada corporations. Section 78.7502 of the Nevada Revised Statutes permits a corporation to indemnify any officer, director, employee, or agent, who is, was, or is threatened to be made a party to any action, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was an officer, director, employee, or agent, if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, in the case of a criminal action, he had no reasonable cause to believe that his conduct was unlawful. In the case in which a director, officer, employee, or agent of a corporation has been successful on the merits or otherwise in defense of such action, the corporation must indemnify him for expenses, including attorneys fees, actually and reasonably incurred by him.

Insofar as indemnification for liabilities arising under the federal securities laws may be permitted to directors and controlling persons of the issuer, the issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the law and is, therefor, unenforceable. In the event a demand for indemnification is made, the issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the law and will be governed by the final adjudication of such issue.

ITEM 21.     EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

This Registration Statement incorporates Lights Form 10QSB filed
April 9, 1999 and the following Exhibits thereto:

EXHIBITS

3.1 Articles of Incorporation/Light
3.2 Articles of Laser UK
3.3 Consent of Directors/Light
3.4 Consent of Directors/Laser UK
3.5 By-Laws Light
10.1 Plan and Agreement of Merger
13.1 Financial Statements/Light
13.2 Latest Quarterly Report to Security Holders on
Form 10-Q/Light
13.4 Changes in Registrant's Accountants/Form 8-K
          24.     Special Power of Attorney
          27     Financial Data Schedule

The following financial statements are also incorporated by reference to the Form 10-SB:

EXHIBITS

3.1     Articles of Incorporation Light
3.2      By-Laws Light


The following financial statements are also incorporated by reference to the Form 10-SB:

PRO-FORMA FINANCIAL STATEMENTS LIGHT

Unaudited Pro-Forma Consolidated Balance Sheet as of March 31,
1999
Unaudited Pro-Forma Consolidated Income Statement for the first quarter and nine months ended March 31, 1999.

FINANCIAL STATEMENTS LIGHT

The Financial Statements required by Item 310 of Regulation S-
B (in the form of the latest Annual Report on Form 10-QSB) are incorporated by reference in this Prospectus.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE

Registrant's independent accountant, S.W. Hatfield, CPA, resigned, effective December 10, 1999. The change in accountants was not recommended or approved by the Board of Directors.

Registrant has retained the services of James E. Slayton, CPA, 2858
West Market Street, Suite C, Fairlawn, OH 44333, as the principal
independent accountant, effective January 20, 2000.   See registrant's Form 8-k
incorporated herein by reference.


PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information on this item is set forth in Prospectus under the heading Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Information on this item is set forth in the Prospectus under the heading Use of Proceeds.

RECENT SALES OF UNREGISTERED SECURITIES

     None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM 22.  UNDERTAKINGS

(a) 1. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plans annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. The undersigned registrant hereby undertakes as follows: that prior to any public re-offering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such re-offering prospectus will contain the information called for by the applicable registration form with respect to re-offerings by person who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

4. The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) that is filed pursuant to paragraph (i) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned; thereunto duly authorized, in the City of Ontario, Canada, on March 24, 2000.

LIGHT MANAGEMENT GROUP, INC.

By:/s/ Barrington L. Simon
BARRINGTON L. SIMON,
CHAIRMAN OF THE BOARD,
CHIEF EXECUTIVE OFFICER

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Special Power of Attorney

The undersigned constitute and appoint Barrington L. Simon their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form S-4 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:

Signature                         Title                          Date
/s/Barrington L. Simon             Chief Executive Officer,      April 17, 2000
     Barrington L. Simon           Director

/s/ Bryan Latimer                  Director                      April 17, 2000
Bryan Latimer

/s/ Ian Brock                      Director                      April 17, 2000
Ian Brock


EXHIBIT INDEX

Exhibit
Number          Description                            Method of Filing
3.1             Articles of Incorporation              Incorporated by Reference
3.2             Articles of Incorporation, Laser UK    See Below
3.3             Consent of Directors/Light             See Below
3.4             Consent of Directors/Laser             See Below
3.5             By-Laws                                Incorporated by Reference
13.1            Financial Statements of Light
                Management Group, Inc.                 See Below
13.2            Latest Quarterly Report to Security
                Holders on Form 10-Q                   See Below
13.4            Changes in Registrant's Accountant
                Reported on Amended Form 8-K           See Below
23.2            Consent of Accountants/Light           See Below
24              Special Power of Attorney              See Signature Page
27              Financial Data Schedule                See Below